Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

National Research Corporation:

We consent to the incorporation by reference in the registration statements (File Nos. 333-120530, 333-137763, 333-137769, 333-173097, 333-189139, 333-189140 and 333-189141) on Forms S-8 and (File Nos. 333-120529 and 333-187597) on Forms S-3 of National Research Corporation of our reports dated March 4, 2016, with respect to the consolidated balance sheets of National Research Corporation and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and all related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of National Research Corporation.

/s/ KPMG LLP

Lincoln, Nebraska

March 4, 2016